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                                                                     EXHIBIT 11
                                 COMPUSA INC.

                      COMPUTATIONS OF EARNINGS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)

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                                                                              FISCAL YEAR ENDED
                                                                    --------------------------------------
                                                                    JUNE 27,       JUNE 28,       JUNE 29,
                                                                      1998           1997           1996
                                                                    --------       --------       --------
Common shares issued at beginning of year. . . . . . . . . . . .     91,763         90,216         80,932
Weighted average number of common shares issued during the year.        875            790          6,578
Weighted treasury shares during the year . . . . . . . . . . . .     (1,269)          (171)            --
                                                                    -------        -------        -------

Weighted average common shares . . . . . . . . . . . . . . . . .     91,369         90,835         87,510
Incremental shares related to assumed exercise of stock options.      3,247          3,754          3,710
                                                                    -------        -------        -------

Weighted average common shares assuming dilution . . . . . . . .     94,616         94,589         91,220
                                                                    -------        -------        -------
                                                                    -------        -------        -------

Net income . . . . . . . . . . . . . . . . . . . . . . . . . . .    $31,543        $93,886        $59,665
                                                                    -------        -------        -------
                                                                    -------        -------        -------

Basic earnings per share . . . . . . . . . . . . . . . . . . . .    $  0.35        $  1.03        $  0.68
                                                                    -------        -------        -------
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Diluted earnings per share . . . . . . . . . . . . . . . . . . .    $  0.33        $  0.99        $  0.65
                                                                    -------        -------        -------
                                                                    -------        -------        -------
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